UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 26, 2012

EnergySolutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33830	51-0653027
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

423 West 300 South Suite 200 Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 649-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

As disclosed in the Current Report on Form 8-K filed by EnergySolutions, Inc. (the “Company”) with the Securities and Exchange Commission on June 11, 2012, in connection with his appointment as the Company’s President and Chief Executive Officer, Mr. Lockwood agreed to purchase from the Company shares of the Company’s common stock for a total aggregate purchase price of up to $3,000,000, based on the market prices prevailing at the time of purchase, provided that the total number of purchased shares do not exceed 0.99% of the shares of the Company’s common stock in order to comply with NYSE listing requirements.  Mr. Lockwood fulfilled this personal investment obligation on July 26, 2012 by purchasing 884,614 shares of the Company’s common stock for a total purchase price of $1,496,513.80.  This transaction was not previously reported as it was an exempt transaction pursuant to the reporting rules of Section 16 of the Securities Exchange Act of 1934, as amended.  The Company, however, is filing this Current Report on Form 8-K to disclose the transaction in response to investor inquiries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnergySolutions, Inc.

Dated: August 14, 2012	By:	/s/ Gregory S. Wood
Gregory S. Wood
Executive Vice President and Chief Financial Officer